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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Metaldyne Corporations:

        We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the "Summary Historical Financial Data" and the "Selected Historical Financial Data."

/s/ KPMG, LLP
Detroit, Michigan
November 7, 2005

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Consent of Independent Registered Public Accounting Firm